UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2008

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

                                                On May 15, 2008, Fog Cutter Capital Group Inc. (OTCBB: FCCG) issued an earnings release announcing the results of operations and financial condition for the three months ended March 31, 2008.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

99                                  Press Release Dated May 15, 2008 — “Fog Cutter Capital Group Inc. Reports First Quarter 2008 Operating Results”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2008

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and Chief
Financial Officer

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Exhibit Index

Exhibit Number	Description

99	Press Release Dated May 15, 2008 — “Fog Cutter Capital Group Inc. Reports First Quarter 2008 Operating Results”

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EXHIBIT 99

FOR:	FOG CUTTER CAPITAL GROUP INC.

CONTACT:	Fog Cutter Capital Group Inc.
	(503) 721-6500	Andrew A. Wiederhorn, Chairman and CEO
	(503) 721-6500	R. Scott Stevenson, Chief Financial Officer

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. REPORTS FIRST QUARTER 2008 OPERATING RESULTS

PORTLAND, Ore. — May 15, 2008 — Fog Cutter Capital Group Inc. (OTCBB: FCCG.OB) reported a net loss of $0.4 million or $0.05 per share for the three months ended March 31, 2008.  These results compare to a net loss of $3.7 million or $0.46 per share for the first quarter of 2007.

The Company’s Fatburger business segment continues to operate in a growth stage, which is anticipated will yield long term value.  Thus far during 2008, Fatburger has opened five new franchise locations and acquired ownership of two existing franchise restaurants.

The Company is continuing its strategy to dispose of its non-core businesses in order to focus on the Fatburger expansion.  On February 15, 2008, the Company sold its interest in Fog Cap Retail Investors LLC, a wholly owned subsidiary that owned a portfolio of leased real estate consisting of 72 freestanding retail locations throughout the United States.  The Company recorded a $4.2 million gain on the sale.

Fatburger Operations

Fatburger, “The Last Great Hamburger Stand”®, opened its first restaurant in Los Angeles in 1952.  At March 31, 2008, there were 96 Fatburger restaurants located in 15 states, Canada, and the Company’s first store in China.  Since that date, one more franchise restaurant has opened, bringing the total number of restaurants to 97.  Fatburger also caters local events with its “Fatmobile” facility.  The Company expects to open an additional 10 to 20 franchise and company owned restaurants during the rest of 2008.  Fatburger specializes in fresh, made to order hamburgers and other specialty sandwiches.  French fries, homemade onion rings, hand-scooped ice cream shakes and soft drinks round out the menu.

In September 2007, the Company opened its first Fatburger restaurant in China, located in the Venetian® Macao-Resort-Hotel.  Fatburger plans to open additional locations in China, including locations in Hong Kong, Macao, Shenzhen, Beijing and Shanghai.  Fatburger also recently signed its first development agreement to open locations this year in Dubai and elsewhere in the United Arab Emirates.

Fatburger plans to open additional restaurants throughout the United States and internationally through a combination of company owned restaurants and franchised locations.  Franchisees currently own and operate 55 of the Fatburger locations and the company has agreements for 245 new franchise locations.
For the three months ended March 31, 2008, company-owned restaurant sales increased 4.0% to $7.9 million compared to the same period in 2007.

Other Operations

In addition to restaurant operations through Fatburger, the Company currently conducts operations in three other business segments: (1) manufacturing activities conducted through its DAC International subsidiary; (2) real estate operations; and (3) software development and sales conducted through its Centrisoft Corporation subsidiary.

Manufacturing Operations

The Company’s manufacturing activities are conducted through DAC International, a supplier of computer controlled lathes and milling machinery for the production of eyeglass, contact, and intraocular lenses.

Real Estate Operations

As of March 31, 2008 the Company owned two apartment buildings through equity participating loans to special purpose Spanish corporations.  The properties consist of 33 residential and commercial units located in Barcelona, Spain.  The two buildings were acquired subject to below market leases and the Company has relocated most of these tenants and is now selling the properties for redevelopment.  These properties are classified as Held for Sale.

Software Development and Sales

The Company’s Centrisoft subsidiary develops and sells software that controls and enhances the productivity of enterprise networks and provides first level security against unauthorized applications and users.  Centrisoft is marketing its software to potential customers primarily through re-seller relationships.

Forward Looking Statements

Certain statements contained herein and certain statements contained in future filings by the Company with the SEC may not be based on historical facts and are “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-Looking Statements are based on various assumptions and events (some of which are beyond the Company’s control) and may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Actual results could differ materially from those set forth in Forward-Looking Statements due to a variety of factors, including, but not limited to the Risk Factors identified herein and the following:

•                  economic factors, particularly in the market areas in which the Company operates;

•                  the financial and securities markets and the availability of and costs associated with sources of liquidity;

•                  competitive products and pricing;

•                  the real estate market, including the residential real estate market in Barcelona, Spain;

•                  the ability to sell assets to maintain liquidity;

•                  fiscal and monetary policies of the U.S. Government;

•                  changes in prevailing interest rates;

•                  changes in currency exchange rates;

•                  acquisitions and the integration of acquired businesses;

•                  performance of retail/consumer markets, including consumer preferences and concerns about diet;

•                  effective expansion of the Company’s restaurants in new and existing markets;

•                  profitability and success of franchisee restaurants;

•                  availability of quality real estate locations for restaurant expansion;

•                  the market for Centrisoft’s software products;

•                  credit risk management; and

•                  asset/liability management

Except as may be required by law, the Company does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions which may be made to any Forward-Looking Statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  The following financial results should be read in conjunction with the Form 10-Q filed with the Securities and Exchange Commission on May 15, 2008.

FOG CUTTER CAPITAL GROUP INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except share data)

	March 31, 2008 (unaudited)	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$954	$1,131
Accounts receivable	1,217	1,491
Notes receivable, current portion	578	566
Loans to senior executives	—	1,147
Inventories	3,105	2,505
Investments in real estate, held for sale, net	9,005	19,658
Current assets held for sale	—	66
Other current assets	398	536
Total current assets	15,257	27,100

Notes receivable	42	46
Property, plant and equipment, net	9,979	10,203
Investment in equity investee	200	—
Intangible assets, net	4,917	4,986
Goodwill	9,526	9,526
Other assets held for sale	—	21
Other assets	1,804	1,887
Total assets	$41,725	$53,769

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$16,348	$13,260
Current liabilities associated with assets held for sale	—	1,232
Obligations under capital leases on real estate held for sale	—	9,994
Borrowings and notes payable, current portion	9,009	12,914
Obligations under capital leases, current portion	140	141
Total current liabilities	25,497	37,541

Borrowings and notes payable	6,235	6,355
Obligations under capital leases	1,917	1,929
Deferred income	5,186	5,247
Total liabilities	38,835	51,072

Commitments and contingencies
Minority interests in consolidated subsidiaries	1,001	701

Stockholders’ Equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.0001 par value; 200,000,000 shares authorized; 11,757,073 shares issued as of March 31, 2008 and December 31, 2007; 7,954,928 shares outstanding as of March 31, 2008 and December 31, 2007	171,286	170,956
Accumulated deficit	(157,386)	(156,949)
Treasury stock, 3,802,145 common shares as of March 31, 2008 and December 31, 2007, at cost	(12,011)	(12,011)
Total stockholders’ equity	1,889	1,996
Total liabilities and stockholders’ equity	$41,725	$53,769

FOG CUTTER CAPITAL GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(dollars in thousands, except share data)

	Quarter Ended
	March 31,
	2008	2007
Revenue:
Restaurant and manufacturing sales	$10,268	$9,919
Restaurant franchise and royalty fees	645	539
Total revenue	10,913	10,458

Operating costs and expenses:
Restaurant and manufacturing cost of sales	6,014	5,786
Engineering and development	361	386
Depreciation and amortization	480	476
Total operating costs and expenses	6,855	6,648

General and administrative expenses:
Compensation and employee benefits	4,102	5,034
Professional fees	885	654
Other	3,986	4,006
Total general and administrative expenses	8,973	9,694

Non-operating income (expense):
Interest income	37	43
Interest expense	(733)	(639)
Other income, net	447	81
Total non-operating income (expense)	(249)	(515)

Loss before provision for income taxes, minority interests, and equity in income of equity investees	(5,164)	(6,399)

Minority interest in earnings	83	35
Equity in income of equity investee	200	—
Income tax benefit	52	—

Loss from continuing operations	(4,829)	(6,364)

Income from discontinued operations (including gain on sale of $4,217 in 2008 and $2,492 in 2007)	4,392	2,713

Net loss	$(437)	$(3,651)

Basic loss per share from continuing operations	$(0.60)	$(0.80)
Basic earnings per share from discontinued operations	$0.55	$0.34
Basic loss per share	$(0.05)	$(0.46)
Basic weighted average shares outstanding	7,954,928	7,957,428

Dividends declared per share	$—	$—